SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2004

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

_________________

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 19, 2004, the Registrant announced that it was delaying the release of its financial results for the quarter ended September 30, 2004 because the Registrant and its outside auditors were reconsidering the length of the revenue recognition period for contracts that included an Internet-based information reporting system (the Company’s online Progress Tracker system or its predecessor).

The Audit Committee, at the suggestion of management, has now determined that the Registrant’s revenue recognition treatment for such contracts should be changed. Historically, the Registrant recognized revenue from transactions that included both a software license and the right to use an online data system over different periods for the different components of the transaction. The change will cause the Company to recognize revenue from all components included in such historical transactions ratably over the customer support period specified in the contract. These changes affect most of the Company’s K-12 school contracts, and are not restricted to multi-year transactions.

Accordingly, on December 15, 2004, the Audit Committee of the Registrant concluded that the Registrant’s audited and unaudited financial statements for the years 2000 through 2003 (and the quarterly periods during those years) and the first two quarters of 2004, which were included in the Registrant’s previously-filed Annual and Quarterly Reports on Forms 10-K and 10-Q, should not be relied upon. The Audit Committee discussed this conclusion with the Registrant’s independent public accounting firm, Ernst & Young LLP.

As soon as practicable, the Company will file an amended Report on Form 10-K for the year ended December 31, 2003 and amended reports on Form 10-Q for the first two quarters of 2004 to include restatements of the financial statements included in those reports to reflect this change in revenue recognition practices.

On December 17, 2004, the Company issued a press release announcing this restatement. This press release is included as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 17, 2004	SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman —————————————— Jane A. Freeman Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Scientific Learning Corporation dated December 17, 2004